Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2014 THIRD QUARTER RESULTS

SAINT LOUIS, MO — February 27, 2014 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third quarter of fiscal year 2014 ended January 26, 2014 and other Company-related news.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Nine Months Ended
	January 26,	January 27,	January 26,	January 27,
	2014	2013	2014	2013
Net revenues	$224.2	$228.0	$693.8	$666.0
Consolidated Adjusted EBITDA (1)	37.0	39.9	116.2	119.4

Income (loss) from continuing operations	9.4	(2.5)	10.0	(5.2)
Income (loss) from discontinued operations	1.3	0.3	3.8	3.0
Net income (loss)	10.7	(2.2)	13.8	(2.2)
Diluted income (loss) per share from continuing operations	0.24	(0.06)	0.25	(0.13)
Diluted income per share from discontinued operations	0.03	—	0.10	0.07
Diluted income (loss) per share	0.27	(0.06)	0.35	(0.06)

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

Virginia McDowell, the Company’s president and chief executive officer, commented, “We continue to improve the efficiency of our operations despite the ongoing impact of sluggish consumer spending and the severe winter weather conditions we experienced during the quarter.  We increased Adjusted EBITDA at four of our properties and improved Adjusted EBITDA margins at seven of our properties, leading to overall margin growth across the portfolio of properties open for more than one year.”

Diluted income (loss) per share from continuing operations for the quarter was $0.24 compared to ($0.06) for the third quarter last year.  Income from continuing operations for the quarter ended January 26, 2014 was impacted by the reversal of a $2.0 million litigation accrual due to a recent favorable court ruling, and the $12.0 million reversal of a previously recorded tax valuation allowance, as a result of the recent sale of our Davenport property.  The Loss from continuing operations for the prior year quarter were impacted by preopening expense of $1.0 million related to our Nemacolin and Cape Girardeau properties.  Excluding these items, Adjusted earnings per share from continuing operations would have been a loss of ($0.12) for the fiscal 2014 quarter, compared to a loss of ($0.04) for the prior year quarter.

McDowell continued, “The impacts of the weather and continuing revenue pressure, particularly at the lower end of our customer database, were at least partially offset by our ongoing and aggressive efforts to control costs and right-size our operating structure to our business volumes.

The success of our profit improvement initiatives led directly to the improvement in same store Adjusted EBITDA margins.  We estimate these initiatives contributed approximately $2 million to Adjusted EBITDA during the quarter. We continue to believe that the profit improvement initiatives will result in annual savings of $10 million, when fully implemented.

“A few weeks ago we completed the sale of our property in Davenport and received approximately $50 million in net proceeds. We have initially used the proceeds to reduce borrowings under our senior credit facility.

“Furthermore, we completed the suitability hearing with our partner Tower Entertainment before the Pennsylvania Gaming Control Board in January. We are hopeful that The Provence, a unique proposal for a casino-anchored urban entertainment complex in Philadelphia, will be chosen by the Board for the remaining gaming license in Pennsylvania.”

Operating Results

Black Hawk — Our profit improvement efforts lead to an increase in Adjusted EBITDA from $6.0 million to $6.9 million at our two casinos in Black Hawk while operating margins increased to 24.3%, despite a decrease in net revenues of $0.5 million to $28.4 million.  While weather conditions impacted the Black Hawk gaming market, we were successful in growing market share during the period.

Pompano — Net revenues increased 6.3% to $42.4 million, Adjusted EBITDA increased 23.1% to $9.1 million at Pompano Park, and operating margins increased 300 basis points to 21.6%.   Growth was driven by a combination of focused marketing efforts resulting in increased slot play and disciplined cost control.

Iowa — Net revenues decreased 7.4% to $41.4 million, consistent with the markets in which we operate.  In Waterloo and Marquette we were able to absorb the revenue decrease through operating efficiencies resulting in Adjusted EBITDA which was flat with the prior year, while Adjusted EBITDA margins increased by over 100 basis points at each property.  The decline in Iowa Adjusted EBITDA was attributable to our property in Bettendorf where we were not able to offset an 11% decrease in net revenue.

Lake Charles — Net revenues increased 2.0% to $29.9 million, and Adjusted EBITDA increased 0.5% to $3.8 million.  Market conditions were positively impacted by improved economic conditions in Louisiana and Northwest Texas, where unemployment declined during the period.

Missouri — Net revenues decreased 10.4% to $53.0 million, and Adjusted EBITDA decreased from $13.9 million to $12.9 million at our properties in Missouri, collectively.  The third fiscal quarter was the first period reflecting year-over-year results for our property in Cape Girardeau.  Despite a net revenue decrease of $3.0 million collectively at our properties in Boonville, Caruthersville and Kansas City, Adjusted EBITDA only decreased $0.1 million year-over-year and Adjusted EBITDA margins increased at each property, including increases of 176 basis points in Boonville to 35.7% and 181 basis points to 23.5% in Kansas City.

We continue to refine our business model in Cape Girardeau, where comparative net revenues decreased $3.2 million and Adjusted EBITDA decreased $0.9 million compared to the prior year third quarter, its first quarter of operations.

Mississippi — Net revenues decreased from $25.9 million to $22.9 million and Adjusted EBITDA decreased from $3.9 million to $2.1 million.   Our properties in Mississippi continued to face competitive pressures during the period.

Pennsylvania — Net revenues were $6.1 million and Adjusted EBITDA was ($1.6) million.  This is the first year of operation for Lady Luck Casino at Nemacolin Woodlands Resort. We continue to identify opportunities for cost savings in order to better match our operating expenses to revenue levels throughout the seasonal low period.  We are also continuing to aggressively market the property in order to grow our database of customers.

Corporate Expenses

Corporate and development expenses were $7.2 million for the quarter, a decrease of $0.3 million compared to the prior year.

Non-cash stock compensation expense was $0.8 million for the quarter compared to $1.1 million in the third quarter of fiscal 2013.

Development

The Provence, Philadelphia, Pennsylvania — We are partnered with Tower Entertainment, LLC, to operate the proposed $700 million casino entertainment complex, dubbed The Provence, if selected for licensure by the Pennsylvania Gaming Control Board.  As proposed the 1.25 million square foot project is expected to include a 125-room hotel, a casino featuring approximately 3,300 electronic gaming machines and 150 table games, as well as a wide variety of non-gaming entertainment amenities.  The Pennsylvania Gaming Control Board has previously indicated that they currently expect to announce a decision with respect to the license in April of this year.  More information about the project is available at www.theprovencecasino.com.

Capital Structure, Capital Expenditures and Updated Guidance

As of January 26, 2014, the Company had:

•                  $68.4 million in cash and cash equivalents, excluding $9.8 million in restricted cash and investments;

•                  $1.1 billion in total debt; and

•                  $120 million in net line of credit availability.

Third quarter capital expenditures were $2.2 million, bringing total capital expenditures to $32.9 million for the first nine months of fiscal 2014.  The Company expects to incur approximately $6 million to $8 million in capital expenditures for the balance of fiscal 2014.

As a result of the impact of the recent sale of our Davenport casino, the favorable litigation reversals and other events, the Company updated its previously issued guidance for the following non-operating items for fiscal 2014:

•                  Interest expense is expected to be approximately $82 million ($22 million in the fourth quarter).

•                  Depreciation and amortization expense is expected to be approximately $81 million ($21 million in the fourth quarter).

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Thursday, February 27, 2014 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 877-870-4263.  International callers can access the conference call by dialing 412-317-0790.  The conference call will be recorded and available for review starting at 11:59 pm central on Thursday, February 27, 2014, until 11:59 pm central on Thursday, March 6, 2014, by dialing 877-344-7529; International: 412-317-0088 and access number 10041585.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the casino properties that it owns and operates, primarily under the Isle and Lady Luck brands.  The Company currently owns and operates 15 gaming and entertainment facilities in Mississippi, Louisiana, Iowa, Missouri, Colorado, Pennsylvania and Florida. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

Contacts

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

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ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 26,	January 27,	January 26,	January 27,
	2014	2013	2014	2013
Revenues:
Casino	$235,843	$236,727	$733,185	$696,583
Rooms	6,933	6,830	24,560	23,788
Food, beverage, pari-mutuel and other	32,404	31,571	99,123	92,054
Gross revenues	275,180	275,128	856,868	812,425
Less promotional allowances	(50,990)	(47,111)	(163,044)	(146,414)
Net revenues	224,190	228,017	693,824	666,011
Operating expenses:
Casino	38,354	37,644	118,414	109,809
Gaming taxes	60,324	59,888	185,454	172,988
Rooms	1,448	1,398	5,221	4,934
Food, beverage, pari-mutuel and other	10,608	10,700	31,724	29,398
Marine and facilities	13,967	13,477	42,969	40,161
Marketing and administrative	56,120	58,690	175,010	168,140
Corporate and development	7,230	7,506	21,314	26,757
Litigation accrual reversals	(1,979)	—	(9,330)	—
Preopening expense	—	978	3,898	4,319
Depreciation and amortization	20,171	18,805	60,495	51,402
Total operating expenses	206,243	209,086	635,169	607,908
Operating income	17,947	18,931	58,655	58,103

Interest expense	(21,910)	(22,005)	(59,758)	(64,414)
Interest income	84	100	260	406
Derivative income	—	222	398	532
Loss from continuing operations before income taxes	(3,879)	(2,752)	(445)	(5,373)
Income tax benefit	13,270	302	10,499	166
Income (loss) from continuing operations	9,391	(2,450)	10,054	(5,207)
Income from discontinued operations, net of income taxes	1,266	264	3,778	3,029
Net income (loss)	$10,657	$(2,186)	$13,832	$(2,178)

Income (loss) per common share-basic:
Income (loss) from continuing operations	$0.24	$(0.06)	$0.25	$(0.13)
Income from discontinued operations, net of income taxes	0.03	—	0.10	0.07
Net income (loss)	$0.27	$(0.06)	$0.35	$(0.06)

Income (loss) per common share-dilutive:
Income (loss) from continuing operations	$0.24	$(0.06)	$0.25	$(0.13)
Income from discontinued operations, net of income taxes	0.03	—	0.10	0.07
Net income (loss)	$0.27	$(0.06)	$0.35	$(0.06)

Weighted average basic shares	39,828,740	39,488,480	39,699,295	39,280,965
Weighted average diluted shares	39,911,715	39,488,480	39,758,965	39,280,965

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	January 26,	April 28,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,422	$68,469
Marketable securities	25,477	25,520
Accounts receivable, net	10,115	11,077
Income taxes receivable	5,550	4,789
Deferred income taxes	2,027	1,573
Prepaid expenses and other assets	24,553	20,872
Assets held for sale	49,654	—
Total current assets	185,798	132,300
Property and equipment, net	987,968	1,034,026
Other assets:
Goodwill	242,795	280,803
Other intangible assets, net	67,377	60,748
Deferred financing costs, net	24,559	27,230
Restricted cash and investments	9,796	11,417
Prepaid deposits and other	5,015	7,075
Total assets	$1,523,308	$1,553,599
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$438	$415
Accounts payable	17,622	34,533
Accrued liabilities:
Payroll and related	34,977	35,093
Property and other taxes	20,141	21,340
Interest	20,533	18,502
Progressive jackpots and slot club awards	16,369	16,579
Other	29,686	29,337
Liabilities related to assets held for sale	1,196	—
Total current liabilities	140,962	155,799
Long-term debt, less current maturities	1,146,366	1,156,469
Deferred income taxes	33,895	43,104
Other accrued liabilities	19,393	33,303
Other long-term liabilities	22,671	22,514
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at January 26, 2014 and April 28, 2013	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued		—
Additional paid-in capital	246,938	246,214
Retained earnings (deficit)	(60,395)	(74,227)
Accumulated other comprehensive (loss) income	—	(247)
	186,964	172,161
Treasury stock, 2,236,971 shares at January 26, 2014 and 2,470,128 at April 28, 2013	(26,943)	(29,751)
Total stockholders’ equity	160,021	142,410
Total liabilities and stockholders’ equity	$1,523,308	$1,553,599

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 26,	January 27,	January 26,	January 27,
	2014	2013	2014	2013
Colorado
Black Hawk	$28,364	$28,879	$91,071	$90,902

Florida
Pompano	42,360	39,860	116,146	108,236

Iowa
Bettendorf	16,008	17,892	54,438	57,441
Marquette	5,063	6,003	19,086	20,716
Waterloo	20,289	20,770	62,271	63,107
Iowa Total	41,360	44,665	135,795	141,264

Louisiana
Lake Charles	29,945	29,364	94,855	92,691

Mississippi
Lula	11,602	12,587	35,704	39,990
Natchez	4,664	6,129	14,786	19,092
Vicksburg	6,632	7,167	21,446	20,622
Mississippi Total	22,898	25,883	71,936	79,704

Missouri
Boonville	17,448	18,383	55,068	58,569
Cape Girardeau	12,959	16,111	39,817	16,111
Caruthersville	6,762	7,149	21,648	23,926
Kansas City	15,837	17,513	50,844	54,045
Missouri Total	53,006	59,156	167,377	152,651

Pennsylvania
Nemacolin	6,080	—	16,102	—

Property Net Revenues before Other	224,013	227,807	693,282	665,448
Other	177	210	542	563
Net Revenues from Continuing Operations	$224,190	$228,017	$693,824	$666,011

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended January 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$4,515	$2,366	$8	$—	$6,889

Pompano, Florida	7,389	1,749	6	—	9,144

Bettendorf	1,850	1,555	3	—	3,408
Marquette	272	458	1	—	731
Waterloo	4,849	1,186	4	—	6,039
Iowa Total	6,971	3,199	8	—	10,178

Lake Charles, Louisiana	822	2,939	4	—	3,765

Lula	232	1,298	3	—	1,533
Natchez	(665)	314	4	—	(347)
Vicksburg	(21)	899	4	—	882
Mississippi Total	(454)	2,511	11	—	2,068

Boonville	5,193	1,034	6	—	6,233
Cape Girardeau	(828)	2,786	1	—	1,959
Caruthersville	200	720	4	—	924
Kansas City	2,800	924	4	—	3,728
Missouri Total	7,365	5,464	15	—	12,844

Nemacolin, Pennsylvania	(3,202)	1,558	1	—	(1,643)

Total Operating Properties	23,406	19,786	53	—	43,245
Corporate and Other	(5,459)	385	838	(1,979)	(6,215)
Total	$17,947	$20,171	$891	$(1,979)	$37,030

	Three Months Ended January 27, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$3,823	$2,176	$8	$—	$6,007

Pompano, Florida	5,595	1,829	7	—	7,431

Bettendorf	2,676	1,728	4	—	4,408
Marquette	309	469	2	—	780
Waterloo	4,785	1,175	5	—	5,965
Iowa Total	7,770	3,372	11	—	11,153

Lake Charles, Louisiana	1,147	2,591	8	—	3,746

Lula	882	1,355	4	—	2,241
Natchez	208	359	4	—	571
Vicksburg	(41)	1,078	5	—	1,042
Mississippi Total	1,049	2,792	13	—	3,854

Boonville	5,341	896	6	—	6,243
Cape Girardeau	(616)	2,762	6	708	2,860
Caruthersville	140	830	6	—	976
Kansas City	2,800	1,001	4	—	3,805
Missouri Total	7,665	5,489	22	708	13,884

Nemacolin, Pennsylvania	(270)	—	—	270	—

Total Operating Properties	26,779	18,249	69	978	46,075
Corporate and Other	(7,848)	556	1,097	—	(6,195)
Total	$18,931	$18,805	$1,166	$978	$39,880

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Nine Months Ended January 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$15,131	$7,041	$27	$—	$22,199

Pompano, Florida	15,283	5,383	19	—	20,685

Bettendorf	8,339	4,933	10	—	13,282
Marquette	2,734	1,423	5	—	4,162
Waterloo	14,707	3,608	14	—	18,329
Iowa Total	25,780	9,964	29	—	35,773

Lake Charles, Louisiana	5,016	8,819	13	—	13,848

Lula	408	3,946	11	—	4,365
Natchez	(2,000)	1,007	13	—	(980)
Vicksburg	249	2,795	13	—	3,057
Mississippi Total	(1,343)	7,748	37	—	6,442

Boonville	16,180	3,097	18	—	19,295
Cape Girardeau	(2,738)	8,361	5	—	5,628
Caruthersville	982	2,267	14	—	3,263
Kansas City	8,200	2,861	12	—	11,073
Missouri Total	22,624	16,586	49	—	39,259

Nemacolin, Pennsylvania	(11,226)	3,785	2	3,898	(3,541)

Total Operating Properties	71,265	59,326	176	3,898	134,665
Corporate and Other	(12,610)	1,169	3,343	(10,349)	(18,447)
Total	$58,655	$60,495	$3,519	$(6,451)	$116,218

	Nine Months Ended January 27, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$14,666	$6,534	$32	$—	$21,232

Pompano, Florida	11,415	5,406	21	—	16,842

Bettendorf	9,784	5,211	13	—	15,008
Marquette	2,740	1,345	12	—	4,097
Waterloo	14,917	3,832	16	—	18,765
Iowa Total	27,441	10,388	41	—	37,870

Lake Charles, Louisiana	6,377	7,013	14	—	13,404

Lula	1,186	4,780	15	—	5,981
Natchez	1,169	1,186	14	—	2,369
Vicksburg	(306)	3,340	14	—	3,048
Mississippi Total	2,049	9,306	43	—	11,398

Boonville	17,753	2,649	17	—	20,419
Cape Girardeau	(3,957)	2,762	6	4,049	2,860
Caruthersville	1,556	2,521	16	—	4,093
Kansas City	9,067	3,020	10	—	12,097
Missouri Total	24,419	10,952	49	4,049	39,469

Nemacolin, Pennsylvania	(270)	—	—	270	—

Total Operating Properties	86,097	49,599	200	4,319	140,215
Corporate and Other	(27,994)	1,803	3,850	1,478	(20,863)
Total	$58,103	$51,402	$4,050	$5,797	$119,352

Isle of Capri Casinos, Inc.

Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 26,	January 27,	January 26,	January 27,
	2014	2013	2014	2013
Income (loss) from continuing operations	$9,391	$(2,450)	$10,054	$(5,207)
Income tax benefit	(13,270)	(302)	(10,499)	(166)
Derivative income	—	(222)	(398)	(532)
Interest income	(84)	(100)	(260)	(406)
Interest expense	21,910	22,005	59,758	64,414
Depreciation and amortization	20,171	18,805	60,495	51,402
Stock-based compensation	891	1,166	3,519	4,050
Litigation accrual reversals (3)	(1,979)	—	(9,330)	—
Preopening expense	—	978	3,898	4,319
Gain on sale of airplane	—	—	(1,019)	—
Financing related	—	—	—	1,478
Adjusted EBITDA	$37,030	$39,880	$116,218	$119,352

Isle of Capri Casinos, Inc.

Reconciliations of GAAP Net Income (Loss) to Adjusted Income (Loss) From Continuing Operations and GAAP Net

Income (Loss) Per Share to Adjusted Income (Loss) From Continuing Operations Per Share

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 26,	January 27,	January 26,	January 27,
	2014	2013	2014	2013

GAAP net income (loss)	$10,657	$(2,186)	$13,832	$(2,178)
Tax valuation allowance reversal	(11,993)	—	(11,993)	—
Litigation accrual reversals (3)	(2,223)	—	(16,953)	—
Preopening expense	—	978	3,898	4,319
Gain on sale of corporate aircraft	—	—	(1,019)	—
Financing related	—	—	—	2,506
Discontinued operations	(1,266)	(264)	(3,778)	(3,029)
Adjusted income (loss) from continuing operations (2)	$(4,825)	$(1,472)	$(16,013)	$1,618

GAAP net income (loss) per share	$0.27	$(0.06)	$0.35	$(0.06)
Tax valuation allowance reversal	(0.30)	—	(0.30)	—
Litigation accrual reversals (3)	(0.06)	—	(0.43)	—
Preopening expense	—	0.02	0.10	0.11
Gain on sale of corporate aircraft	—	—	(0.03)	—
Financing related	—	—	—	0.07
Discontinued operations	(0.03)	—	(0.10)	(0.08)
Adjusted income (loss) from continuing operations per share (2)	$(0.12)	$(0.04)	$(0.41)	$0.04

(1)         Adjusted EBITDA is “earnings before interest and other non-operating income (expense), income taxes, stock-based compensation, preopening expense, litigation accrual reversals, financing related expenses and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA.  Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) from continuing operations is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) from continuing operations and Adjusted income (loss) from continuing operations per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as litigation accrual reversals or preopening expenses.  Management believes Adjusted income (loss) from continuing operations and Adjusted income (loss) from continuing operations per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) from continuing operations and adjusted income (loss) from continuing operations per share do not include tax valuation allowance reversals, litigation accrual reversals, preopening expenses, certain asset sale gains, financing related expenses, and income or loss from discontinued operations.

(3)         Litigation accrual reversals for the three months ended January 26, 2014 includes a $2.0 million reduction to operating expenses and a $0.2 million reduction of interest expense.  Litigation accrual reversals for the nine months ended January 26, 2014, includes a $9.3 million reduction to operating expenses and a $7.6 million reduction of interest expense.